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                                                                     EXHIBIT 4.4


                              CD WAREHOUSE, INC.
                           (a Delaware corporation)


                               WARRANT AGREEMENT

                                                                    May 22, 1998

COMVEST PARTNERS, INC.
CAPITAL WEST SECURITIES, INC.
c/o COMVEST PARTNERS, INC.
8235 Douglas Avenue, Suite 525
Dallas, Texas 75225


Ladies/Gentlemen:

     CD Warehouse, Inc., a Delaware corporation (the "Company"), agrees to issue to you warrants (the "Warrants") to purchase the number of shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company set forth herein, subject to the terms and conditions contained herein.

     1. Issuance of Warrants; Exercise Price. The Warrants, which shall be certificated in the form attached hereto as Exhibit A, shall be issued to you concurrently with the execution hereof in consideration of the private placement of a minimum of 1,400,000 shares (the "Minimum Offering") and a maximum of 1,800,000 shares (the "Maximum Offering") of the Company's Common Stock at a price per share of $10 per share pursuant to that certain offering memorandum dated May 4, 1998. The Warrant shall provide that you, or such other holder or holders of the Warrants to whom transfer is authorized in accordance with the terms of this Agreement, shall have the right to purchase an aggregate of one
(1) share of Common Stock for every 10 shares of Common Stock sold for an exercise price equal to $10 per share (the "Exercise Price"); provided, however, that the Minimum Offering has been sold.

     2. Exercise of Warrants. At any time and from time to time on and after the first anniversary of the date hereof and expiring on the fifth anniversary of the effective date of this Agreement at 5:00 p.m., Central Standard Time, Warrants may be exercised as to all or any portion of the whole number of shares of Common Stock covered by the Warrants by the holder thereof by surrender of the Warrants, accompanied by a subscription for shares to be purchased in the form attached hereto as Exhibit B and by a check payable to the order of the Company in the amount required for purchase of the shares as to which the Warrant is being exercised, delivered to the Company at its principal office at 1204 Sovereign Row, Oklahoma City, Oklahoma, 73108, Attention: President. Warrants may also be exercised from time to time, without any payment required for the purchase of the shares as to which the Warrant is being exercised, as to all or any portion of the number of shares of Common Stock covered by the Warrant(s) by the holder thereof by surrender of the Warrants, accompanied by a subscription for shares, pursuant to which the holder thereof will be entitled to receive upon such surrender of the Warrant(s) (and without any further payment) that number of shares of Common Stock equal to the product of the number of shares of Common Stock obtainable upon exercise of the Warrant(s) (or the portion thereof as to which the exercise relates ) multiplied by a fraction:
(i) the numerator of which shall be the difference between the then Current Value (as hereinafter defined) of one full share of Common
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Stock on the date of exercise and the Exercise Price, and (ii) the denominator of which shall be the Current Value of one full share of Common Stock on the date of exercise. Upon the exercise of a Warrant in whole or in part, the Company will within five (5) days thereafter, at its expense (including the payment by the Company of any applicable issue or transfer taxes), cause to be issued in the name of and delivered to the Warrant holder a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which such holder is entitled upon exercise of the Warrant. In the event such holder is entitled to a fractional share, in lieu thereof such holder shall be paid a cash amount equal to such fraction, multiplied by the Current Value of one full share of Common Stock on the date of exercise. Certificates for shares of Common Stock issuable by reason of the exercise of the Warrant or Warrants shall be dated and shall be effective as the date of the surrendering of the certificates for the shares so purchased. In the event a Warrant is exercised, as to less than the aggregate amount of all shares of Common Stock issuable upon exercise of all Warrants held by such person, the Company shall issue a new Warrant to the holder of the Warrant so exercised covering the aggregate number of shares of Common Stock as to which Warrants remain unexercised.

     For purposes of this section, Current Value is defined (i) in the case for which a public market exists for the Common Stock at the time of such exercise, the average of the daily closing prices of the Common Stock for 20 consecutive business days commencing 30 business days before the date of exercise, and (ii) in the case no public market exists at the time of such exercise, at the Appraised Value. For the purposes of this Agreement, "Appraised Value" is the value determined in accordance with the following procedures. For a period of five (5) days after the date of an event (a "Valuation Event") requiring determination of Current Value at a time when no public market exists for the Common Stock (the "Negotiation Period"), each party to this Agreement agrees to negotiate in good faith to reach agreement upon the Appraised Value of the securities or property at issue, as of the date of the Valuation Event, which will be the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity or restrictions on transfer. In the event that the parties are unable to agree upon the Appraised Value of such securities or other property by the end of the Negotiation Period, then the Appraised Value of such securities or property will be determined for purposes of this Agreement by a recognized appraisal or investment banking firm mutually agreeable to the holders of the Warrants and the Company (the "Appraiser"). If the holders of the Warrants and the Company cannot agree on an Appraiser within two (2) business days after the end of the Negotiation Period, the Company, on the one hand, and the holders of the Warrants, on the other hand, will each select an Appraiser within ten (10) business days after the end of the Negotiation Period and those two Appraisers will select ten (10) days after the end of the Negotiation Period an independent Appraiser to determine the fair market value of such securities or property, without premium for control or discount for minority interests. Such independent Appraiser will be directed to determine fair market value of such securities as soon as practicable, but in no event later that thirty (30) days from the date of its selection. The determination by an Appraiser of the fair market value will be conclusive and binding on all parities to this Agreement. Appraised Value of each share of Common stock at a time when (i) the Company is not a reporting company under the Exchange Act and (ii) the Common Stock is not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole and dividing that value by the number of shares of Common Stock then outstanding, without premium for control or discount for minority interests, illiquidity or restrictions on transfer. The costs of the Appraiser will be borne by the Company. In no event will the Appraised Value of the Common Stock be less than the per share consideration received or receivable with respect to the Common Stock or securities or property of the same class in connection with a pending transaction involving a sale, merger, recapitalization, reorganization, consolidation, or share exchange, dissolution of the Company, sale or transfer of all or a majority of its assets or revenue or income generating capacity, or similar transaction.

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     3.   Indemnification; Contribution.

          (a) The Company will indemnify and hold harmless each holder and each affiliate thereof of Common Stock registered pursuant to this Agreement with the Commission, or under any Blue Sky Law or regulation against any losses, claims, damages, or liabilities, joint or several, to which such holder may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Offering Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such holder and affiliate for any legal or other expenses reasonably incurred by such holder in connection with investigating or defending any such action or claim regardless of the negligence of any such holder or affiliate; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Offering Memorandum, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any such holder expressly for use therein.

          (b) Each holder of Common Stock registered pursuant to this Agreement will indemnify and hold harmless the Company against any losses, claims, damages, or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such holder expressly for use herein.

          (c) Promptly after receipt by an indemnified party under Sections 3(a) and (b) above of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under either such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may otherwise have to any indemnified party. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof the indemnifying party shall be entitled to assume the defense thereof by notice in writing to the indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under either of such subsections of any legal expenses of other counsel or any other expense, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation incurred prior to the assumption by the indemnifying party, unless such expenses have been specifically authorized in writing by the indemnifying party, the indemnifying party has failed to assume the defense or employ counsel, or the named parties to any such action include both the indemnified party and the indemnifying party, as appropriate, and such indemnified party has been advised by counsel that the representation of such indemnified party has been advised by counsel that the representation of such indemnified party and the indemnifying party by the same counsel that the representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate due to actual or potential differing interests between them, in each of which cases the fees of counsel for the indemnified party will be paid by the indemnifying party.

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          (d)  If the indemnification provided for in this Section 3 is unavailable or insufficient to hold harmless an indemnified party under Section 3(a) or (b) in respect of any losses, claims, damages, or liabilities (or action in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the holder or holders from this Agreement and from the offering of the shares of Common Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the holders in connection with the statement or omissions that resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to the state a material fact related to information supplied by the Company or the holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the holders agree that it would not be just and equitable if contribution pursuant to this Section 3(d) were determined by pro rata allocation (even if the holders were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this subsection (d). Except as provided in Section 8(c), the amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding any provision in this Section 8(d) to the contrary, no holder shall be liable for any amount, in the aggregate, in excess of the net proceeds to such holder from the sale of such holder's shares (obtained upon exercise of Warrants) giving rise to such losses, claims, damages, or liabilities.

          (e) The obligations of the Company under this Section 3 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any holder of Warrants within the meaning of the Act. The obligations of the holders of Common Stock under this Section 3 shall be in addition to any liability that such holders may otherwise have and shall extend, upon the same terms and conditions to each person, if any, who controls the Company within the meaning of the Act.

     4. Specific Performance. The Company stipulates that remedies at law, in money damages, available to the holder of a Warrant, or of a holder of Common Stock issued pursuant to exercise of a Warrant, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of the Agreement are not and will not be adequate. Therefore, the Company agrees that the terms of this Agreement may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     5. Successors and Assigns; Binding Effect. This Agreement shall be binding upon and insure to the benefit of you and the Company and their respective successors and permitted assigns.

     6. Notices. Any notice hereunder shall be given by registered or certified mail, if to the Company, at its principal office, and, if to the holders, to the respective addresses shown in the Warrant ledger of the Company, provided that any holder may at any time on three (3) days' written notice to the

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Company designate or substitute another address where notice is to be given.
Notice shall be deemed given and received after a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail.

     7. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Agreement.

     8. Assignment; Replacement of Warrants. If the Warrant or Warrants are assigned, in whole or in part, the Warrants shall be surrendered at the principal office of the company, and thereupon, in the case of a partial assignment, a new Warrant shall be issued to the holder thereof covering the number of shares not assigned, and the assignee shall be entitled to receive a new Warrant covering the number of shares so assigned. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant and appropriate bond or indemnification protection, the Company shall issue a new Warrant of like tenor. The Warrants will not be transferred, sold, or otherwise hypothecated by you or any other person and the Warrants will be nontransferable, except to (I) one or more persons, each of which on the date of transfer is an officer, shareholder, or employee of you;
(ii) a partnership or partnerships, the partners of which are you and one or more persons, each of whom on the date of transfer is an officer of you; (iii) a successor to you in merger or consolidation; (iv) a purchaser of all or substantially all of your assets; or (v) a person that receives a Warrant upon death of a holder pursuant to will, trust, or the laws of intestate succession.

     9. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas without giving effect to the principles of choice of laws thereof.

     10. Definition. All references to the word "you," and to "Capital West Securities, Inc." and "ComVest Partners, Inc." in this Agreement shall be deemed to apply with equal effect to any persons or entities to whom Warrants have been transferred in accordance with the terms hereof, and, where appropriate, to any persons or entities holding shares of Common Stock issuable upon exercise of Warrants.

     11. Headings. The headings herein are for purposes of reference only and shall not limited or otherwise affect the meaning of any of the provisions hereof.

     12. Counterparts. This Agreement may be signed in several counterparts, each of which will constitute an original.


                                      Very truly yours,

                                      CD WAREHOUSE, INC.


                                      By: /s/ Doyle E. Motley
                                          --------------------------------------
                                          Doyle E. Motley, Senior Vice President
                                          and Chief Financial Officer

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

Accepted as of the 22nd day of May, 1998

COMVEST PARTNERS, INC.


By: /s/  Andrew May
    --------------------------------------
    Andrew May, President


CAPITAL WEST SECURITIES, INC.


By: /s/  Robert O. McDonald
    --------------------------------------
    Robert O. McDonald, Chairman





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